                                                                    Exhibit 4.3

                           WESTFIELD FINANCIAL, INC.
                      2007 RECOGNITION AND RETENTION PLAN
                         RESTRICTED STOCK AWARD NOTICE
                         -----------------------------


-----------------------------------------------     ---------------------------
            Name of Award Recipient                   Social Security Number

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                                Street Address

------------------------     -------------------------     --------------------
          City                         State                     ZIP Code

This Restricted Stock Award Notice is intended to set forth the terms and conditions on which an Award has been granted under the Westfield Financial, Inc. 2007 Recognition and Retention Plan. Set forth below are the specific terms and conditions applicable to this Award. Attached as Exhibit A are its general terms and conditions.


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Restricted Stock Award        (A)        (B)        (C)        (D)        (E)
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        Effective Date
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      Class of Shares*       Common     Common     Common     Common     Common
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        No. of Awarded
               Shares*
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         Type of Award
   (Escrow or Legended
          Certificate)
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         Vesting Date*
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*Subject  to  adjustment  as  provided  in the Plan and the  General  Terms and
Conditions.

By signing where indicated below, Westfield Financial, Inc. (the "Company") grants this Award upon the specified terms and conditions, and the Award Recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

WESTFIELD FINANCIAL, INC.                        AWARD RECIPIENT

By _________________________________________     ______________________________
   Name:
   Title:   Chairman, Compensation Committee

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Instructions: This page should be completed by or on behalf of the Compensation
Committee. Any blank space intentionally left blank should be crossed out. An Award consists of shares granted with uniform terms and conditions. Where shares granted under an Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                      EXHIBIT A

                           Westfield Financial, Inc.
                      2007 Recognition and Retention Plan
                             Restricted Stock Award
                             ----------------------

                          General Terms And Conditions

      Section 1. Size and Type of Award. The shares of Common Stock, par value $0.01 per share, of Westfield Financial, Inc. ("Shares") covered by this Award ("Awarded Shares") are listed on this Restricted Stock Award Notice. Your Restricted Stock Award Notice designates the Awarded Shares as either "Escrow" or "Legended Certificate".

            (a) Legended Certificate. If your Awarded Shares are designated "Legended Certificate," a stock certificate evidencing the Awarded Shares will be issued in your name and held in a brokerage account at the Plan Trustee. The stock certificate will bear a legend indicating that it is subject to all of the terms and conditions of this Award Notice and the Plan. You will be required to elect to be taxed on the Fair Market Value of the Awarded Shares as of the date they are placed in the brokerage account in your name, pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended. You must make this election in writing, in the manner required by applicable Internal Revenue Service Regulations, and file it with the Internal Revenue Service and the Company within 30 days after the date on which the Awarded Shares are placed in your brokerage account.

            (b) Escrow. If your Awarded Shares are designated "Escrow," the Awarded Shares will either be held in the name of the Plan Trustee or Compensation Committee on a pooled basis with other Awarded Shares that have been designated "Escrow," or they will be evidenced by a legended stock certificate in your name that will be placed in a brokerage account for you at the Plan Trustee. You will not be permitted to elect to be taxed currently on the Fair Market Value of the Awarded Shares and instead will be subject to income tax on the Awarded Shares as and when they become vested.

      Section 2.  Vesting.

            (a) Vesting Dates. The Vesting Dates for your Awarded Shares are specified on this Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date. A stock certificate (or a book entry listing) evidencing your unrestricted ownership of the vested Awarded Shares will be deposited in your brokerage account at the Plan Trustee. If a legended stock certificate evidencing these Awarded Shares was previously placed in your brokerage account, it will be exchanged for an unrestricted certificate or book entry listing.

            (b) Forfeitures. If you terminate service with the Company prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on that date. When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership that was placed in a brokerage account for you will be returned to the Plan Trustee to be used for future awards to others. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

            (c) Accelerated Vesting. All of your Awarded Shares that have not previously vested will become fully vested immediately, and without any further action on your part, in the event of your death, Disability (as defined in the Plan) or in the event a Change of Control (as defined in the Plan). In addition, to the extent authorized pursuant to a Plan provision that is approved by the Company's shareholders by the requisite vote at a meeting of shareholders held on or after January 3, 2008, if your service terminates due to Retirement (as defined in the Plan), then any Awarded Shares not theretofore forfeited shall become immediately vested on the date of your retirement. You may designate a Beneficiary to receive any Awarded Shares that vest upon your death using the Beneficiary Designation attached as Appendix A.

            (d) Definition of Service. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or emeritus director of the Company or its affiliates.

      Section 3. Dividends. If your Awarded Shares are in the form of Legended Certificates, any dividends declared by the Company with a record date that is after the Effective Date specified in this Award Notice will be credited to your brokerage account at the Plan Trustee for your benefit on an unrestricted basis. If your Awarded Shares are designated "Escrow", you will receive the dividends on an unrestricted basis, but they will be paid to you by, and will be taxable in the same manner as other compensation paid to you by, the Company; by signing this Award Notice and accepting its terms, you direct the Plan Trustee to remit to the Company for payment to you any dividends that either of them may receive as the record holder of your unvested Awarded Shares.

      Section 4. Voting Rights. You shall have the right to control all voting rights relating to all unvested Awarded Shares. If your Awarded Shares are placed in your brokerage account at the Plan Trustee, you will receive proxy materials for voting in the same manner as other shareholders with Shares in brokerage accounts. If your unvested Awarded Shares are held by the Plan Trustee, the Plan Trustee will ask you for voting directions and will follow your directions in voting your unvested Awarded Shares.

      Section 5. Amendment. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between you and the Company.

      Section 6. Plan Provisions Control. This Award Notice, and the rights and obligations created hereunder, shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control.

                  Appendix A to Restricted Stock Award Notice
                           Westfield Financial, Inc.
                      2007 Recognition and Retention Plan
                          Beneficiary Designation Form

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GENERAL
INFORMATION     Use  this  form to  designate  the  Beneficiary(ies)  who  will receive Shares available for distribution at the time of your death.

Name of
Award                                                   Social Security Number
Recipient _________________________________________     ______-________-_______

BENEFICIARY Complete sections A and B. If no percentage shares are DESIGNATION specified, each Beneficiary in the same class (primary or contingent)  shall  have  an  equal  share.  If any  designated
                Beneficiary  predeceases  you,  the  shares  of each  remaining
                Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:


        Name                  Address          Relationship   Birthdate   Share

___________________   ______________________   ____________   _________   _____%
                      ______________________

___________________   ______________________   ____________   _________   _____%
                      ______________________

___________________   ______________________   ____________   _________   _____%
                      ______________________
                                                                    Total = 100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Awarded Shares:


        Name                  Address          Relationship   Birthdate   Share

___________________   ______________________   ____________   _________   _____%
                      ______________________

___________________   ______________________   ____________   _________   _____%
                      ______________________

___________________   ______________________   ____________   _________   _____%
                      ______________________
                                                                    Total = 100%

   S    H     I understand that this Beneficiary Designation shall be effective
   I    E     only  if  properly   completed  and  received  by  the  Corporate
   G    R     Secretary of Westfield  Financial,  Inc.  prior to my death,  and
   N    E     that it is  subject  to all of the  terms and  conditions  of the
              Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding
              Awarded Shares.

              ____________________________________       ______________________
                         Your Signature                           Date

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_______________________________Internal Use Only_______________________________


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This    Beneficiary    Designation   was                Comments
received by the Corporate Secretary of Westfield Financial, Inc. on the date indicated.





By ________________________     ________
     Authorized Signature         Date

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